UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Cannapharmarx Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

PRELIMINARY PROXY - SUBJECT TO COMPLETION

CANNAPHARMARX INC.

Suite 3600, 888—3rd Street SW
Calgary, Alberta, Canada T2P 5C5

(949) 652-6838

August [●], 2022

Dear Fellow Stockholder:

You are cordially invited to attend a special meeting of stockholders of Cannapharmarx Inc. (the “Company”) to be held at the offices of the Company located at Suite 3600, 888—3rd Street SW, Calgary, Alberta, Canada at [●] Eastern Time, on Thursday, September 29, 2022. To participate in the special meeting, you must be a stockholder of record as of the close of business on August 31, 2022.

The matters to be presented for action at the special meeting are proposals to (i) increase the total number of authorized shares of common stock from 300,000,000 to 1,000,000,000 shares; (ii) to authorize and approve the creation of a new class of preferred stock to be designated as Class C Preferred Stock; (iii) to allow the Board to pursue a share consolidation (or “reverse stock split”), each as further described in the enclosed proxy statement, and a proposal to approve the adjournment of the special meeting to solicit additional proxies if there are insufficient votes at this special meeting to approve the foregoing proposals.

We are excited about the future of our company. It is vitally important that your shares are represented and voted, whether or not you are able to attend the meeting. We urge you to promptly vote and submit your proxy (1) via the internet or email as indicated in the proxy materials; (2) if you received your proxy materials by mail, by signing, dating, and returning the enclosed proxy card or voting instruction form in the envelope provided for your convenience; or (3) via. facsimile by faxing the proxy card to the office of Mountain Share Transfer via. facsimile # 404-816-8830.

Sincerely,

Dominick Colvin

Chief Executive Officer

If you have any questions or require any assistance in voting your shares, please contact:

Mountain Share Transfer, LLC

2030 Powers Ferry Road SE, Suite 212

Atlanta, Georgia 30339

Office: 404-474-3110

PRELIMINARY PROXY - SUBJECT TO COMPLETION

CANNAPHARMARX INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

SEPTEMBER [●], 2022

You are invited to attend a special meeting of stockholders (the “Special Meeting”) of Cannapharmarx Inc., a Delaware corporation (the “Company”), to be held at [●] Eastern Time, on Thursday, September 29, 2022 at the Company offices located at Suite 3600 888—3rd Street SW, Calgary, Alberta, Canada T2P 5C5.

The Board of Directors has fixed August 31, 2022 as the record date for the meeting. Only stockholders of record at the close of business on August 31, 2022, will be entitled to notice of, to vote at, and attend the Special Meeting or any postponements or adjournments thereof.

The Special Meeting is being held to consider and vote on the following matters:

1.       Approval of a proposal to amend the Company’s Certificate of Incorporation to increase the total number of authorized shares of common stock from 300,000,000 shares to 1,000,000,000 shares;

2.       Approval of a proposal to authorize and approve the creation of a new class of preferred stock to be designated as Class C Preferred Stock;

3.       Approval of a proposal to allow the Board to pursue a share consolidation (or “reverse stock split”);

4.       Approval of a proposal for the adjournment of the Special Meeting to solicit additional proxies, if there are insufficient votes at the Special Meeting to approve the foregoing proposals; and

5.       Approval for the Board to pursue acquisitions.

Whether or not you are able to attend the meeting, please promptly vote and submit your proxy (1) via the internet or email; (2) if you received your proxy materials by mail, by signing, dating, and returning the enclosed proxy card or voting instruction form in the envelope provided for your convenience; or (3) via. facsimile by faxing the proxy card to the office of Mountain Share Transfer via. facsimile # 404-816-8830. If you are a stockholder of record at the close of business on August 31, 2022, and attend the Special Meeting, you may revoke your proxy and vote your shares at the meeting.

The Board of Directors of the Company recommends that you vote “FOR” each of the proposals set forth above.

We urge you to read this proxy statement carefully and to vote promptly through the internet or by mail. This will ensure the presence of a quorum at the meeting. For instructions on voting, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail. You can request to receive proxy materials by mail or e-mail as well. Promptly voting your shares via the internet or email by signing, dating, and returning the proxy card or voting instruction form; or via. facsimile by faxing the proxy card to the office of Mountain Share Transfer via facsimile # 404-816-8830, will save us the expense and extra work of additional solicitation.

By Order of the Board of Directors

John Cassels

Corporate Secretary

Calgary, Alberta

August [●], 2022

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS’ MEETING TO BE HELD ON [SEPTEMBER ●], 2022:

The proxy statement for the Special Meeting is available at [www.mountainsharetransfer.com/cpmd].

PRELIMINARY PROXY - SUBJECT TO COMPLETION

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Cannapharmarx Inc., a Delaware corporation (“Cannapharmarx” or the “Company”), to be voted at a special meeting of stockholders to be held at {●], Eastern Time, on [●], September 29, 2022 at the Company offices located at Suite 3600 888—3rd Street SW, Calgary, Alberta, Canada T2P 5C5 (the “Special Meeting”), and any postponements or adjournments thereof.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

Our proxy materials are available at [www.mountainsharetransfer.com/cpmd]. The following materials are available for review:

•	Proxy Statement;
•	Notice of Internet Availability of Proxy Materials; and
•	Proxy Card

We provided electronic access to our proxy materials beginning on or about September 9, 2022. On or about September 9, 2022, we mailed to our stockholders the Notice of Availability of Proxy Materials, which contains instructions on how to access the proxy statement via the internet and how to vote online. The Securities and Exchange Commission (the “SEC”) allows the delivery of proxy materials to stockholders over the internet. We believe that this offers a convenient way for stockholders to review the proxy materials, while also reducing printing and mailing expenses and lessening the environmental impact of paper copies.

VOTING, REVOCATION, AND SOLICITATION OF PROXIES

Solicitation of Proxies. Proxies to vote at the Special Meeting are being solicited by and on behalf of the Board, with the cost of solicitation borne by the Company. Solicitation may also be made by directors, officers and employees of the Company in person, by telephone or otherwise without additional compensation for such services.

The Company has also retained Mountain Share Transfer, LLC to assist it in the solicitation of proxies. Mountain Share Transfer, LLC will solicit proxies on behalf of the Company from individuals, brokers, bank nominees and other institutional holders in the same manner as described above. Mountain Share Transfer, LLC will receive a base fee, plus approved and reasonable out-of-pocket expenses, for its services to the Company for the solicitation of the proxies. The Company has also agreed to indemnify Mountain Share Transfer, LLC against certain claims.

Voting. You may submit a proxy to have your shares of common stock voted at the Special Meeting in one of three ways: (1) via the internet or email as indicated in the proxy materials; (2) if you received your proxy materials by mail, by signing, dating, and returning the enclosed proxy card or voting instruction form in the envelope provided for your convenience; or (3) via. facsimile by faxing the proxy card to the office of Mountain Share Transfer via. facsimile # 404-816-8830. When a proxy is properly returned, the shares represented by the proxy will be voted at the Special Meeting in accordance with the instructions specified in the spaces provided in the proxy. If no instructions are specified, the proxies will be counted for purposes of determining whether or not a quorum is present. If a stockholder of record as of the close of business on August 31, 2022, attends the Special Meeting, he or she may vote at the Special Meeting. If you hold shares through a broker or nominee (that is, in “street name”), please follow their directions on how to vote your shares.

If you have additional questions, need assistance in submitting your proxy or voting your shares of common stock, or wish to request paper copies of the proxy statement and proxy card, please contact Mountain Share Transfer, LLC:

Mountain Share Transfer, LLC

2030 Powers Ferry Road SE, Suite 212

Atlanta, Georgia 30339

404-474-3110

Revocation of Proxies. Proxies may be revoked by written notice delivered in person or mailed to the Secretary of the Company or by submitting a later-dated proxy prior to a vote being taken at the Special Meeting. Attendance at the Special Meeting alone will not revoke a previously submitted proxy. If you hold shares through a broker or nominee (that is, in “street name”), please follow their directions on how to revoke previously submitted voting instructions relating to your shares.

OUTSTANDING VOTING SECURITIES AND QUORUM

Stockholders of record as of the close of business on August 31, 2022, are entitled to one vote at the Special Meeting for each share of common stock, par value $0.0001 per share, of the Company then held by each stockholder. As of that date, the Company had [●] shares of common stock issued and outstanding. The presence, in person or by proxy, of at least one-third of the total number of outstanding shares of common stock entitled to vote constitutes a quorum at the Special Meeting. Abstentions will be considered present for purposes of determining the presence of a quorum at the Special Meeting.

VOTES REQUIRED

Pursuant to the General Corporation Law of the State of Delaware, Proposals 1-3 must be approved by a majority of the outstanding shares of stock of the Company entitled to vote on the proposal. Proposal 4 will be approved if a quorum exists and the votes cast favoring the proposal exceed the votes cast opposing the proposal.

SUMMARY TERM SHEET

The following is only a summary of certain material information contained in this document. You should carefully review this entire document, along with Exhibit A attached hereto, to understand the proposals fully.

Time and Place of Special Meeting (see Notice of Special Meeting of Stockholders): [●], Eastern Time, on [●] September 29, 2022, at the Company offices located at Suite 3600 888—3rd Street SW, Calgary, Alberta, Canada T2P 5C5. Stockholders of record as of the close of business on August 31, 2022 may attend the Special Meeting.

Record Date: You are entitled to vote at the Special Meeting if you owned common stock of the Company as of the close of business on August 31, 2022, either of record or in street name.

Proposals to be Voted on: Matters to be presented for action at the meeting include (i) a proposal to amend the Company’s Certificate of Incorporation to increase the total number of authorized shares of common stock from 300,000,000 shares to 1,000,000,000 shares; (ii) a proposal to authorize and approve the creation of a new class of preferred stock to be designated as Class C Preferred Stock; (iii) a proposal to allow the Board to pursue a share consolidation (or “reverse stock split”); and (iv) a proposal to approve the adjournment of the Special Meeting to solicit additional proxies if insufficient votes and proxies have been submitted for voting at the Special Meeting to approve Proposals 1-3.

Reasons for the Increase in Authorized Shares: The primary reasons for the increase in authorized shares of common stock are to have sufficient shares available: (i) to satisfy the Company’s existing obligations to issue shares of common stock upon the conversion of outstanding convertible notes and the exercise of certain outstanding warrants; (ii) for future financings to provide needed capital to fund the Company’s operations, including potential negotiations with third parties to satisfy the Company’s existing payment obligations in shares of common stock rather than cash; (iii) for possible acquisition or other strategic transactions or partnerships; and (iv) for other general corporate purposes, as further described in this proxy statement under Proposal 1.

Effect of Approving the Increase in Authorized Shares: If the increase in authorized shares of common stock is approved, the authorized shares of the Company will be increased from 300,000,000 shares to 1,000,000,000 shares; the Board then will be able to approve the issuance of such additional shares for the purposes described above without further action by the stockholders.

Reasons for the Creation of Class C Preferred Stock: The primary reasons for creating a new class of preferred stock are to allow the Company to have securities available: (i) to consolidate or exchange outstanding debt; (ii) for future financings to provide needed capital to fund the Company’s operations; (iii) for possible acquisition or other strategic transactions or partnerships; and (iv) for other general corporate purposes, as further described in this proxy statement under Proposal 2.

Effect of Approving the Creation of Class C Preferred Stock: If the creation of Class C Preferred Stock is approved, the Board then will be able to use those securities for the purposes described above without further action by the stockholders.

Reasons for Granting the Board Authority to Pursue a Share Consolidation: The primary reason for allowing the Board to pursue a share consolidation if it deems prudent is that it allows the Board to promptly take advantage of corporate opportunities that may require adjustments to the number of outstanding shares of the Company’s stock. The reason the Board may pursue a share consolidation is that it would reduce the number of outstanding shares which the Board believes may improve the ability to use the Company’s stock for general corporate purposes, as further described in this proxy statement and in particular under Proposal 3. The Board has not determined whether or not it will pursue such a consolidation, but is looking for the authority to do so, without further approval, in the event the Board deems it in the best interests of the Company to do.

Effect of Granting the Board Authority to Pursue a Share Consolidation: If granting the Board approval to pursue a share consolidation is approved, the Board then will have the flexibility and ability to complete a share consolidation quickly and take advantage of opportunities that may arise for the Company’s benefit without having to expend Company resources soliciting further proxies or calling any further special meetings.

Recommendation of the Board: The Board recommends that you vote “FOR” Proposals 1, 2, 3, and 4.

Vote Required: Pursuant to the General Corporation Law of the State of Delaware, Proposals 1-3 must receive the affirmative vote of a majority of the outstanding shares of stock of the Company entitled to vote on the proposal, and Proposal 4 will be approved if a quorum exists and the votes cast favoring the proposal exceed the votes cast opposing the proposal.

How to Vote Your Shares: You may submit a proxy to have your shares of common stock voted at the Special Meeting in one of three ways: (1) via the internet or email as indicated in the proxy materials; (2) if you received your proxy materials by mail, by signing, dating, and returning the enclosed proxy card or voting instruction form in the envelope provided for your convenience; or (3) via. facsimile by faxing the proxy card to the office of Mountain Share Transfer via. facsimile # 404-816-8830. In order to assure that your vote is recorded, please submit your proxy even if you are a stockholder of record as of the close of business on [September ●], 2022, and currently plan to attend the Special Meeting.

How to Revoke Your Proxy: Proxies may be revoked by written notice delivered in person or mailed to the Secretary of the Company or by submitting a later-dated proxy prior to a vote being taken at the Special Meeting. Attendance at the Special Meeting alone will not be sufficient to revoke a previously submitted proxy. If you hold shares through a broker or nominee (that is, in “street name”), please follow their directions on how to revoke previously submitted instructions relating to your shares.

Whom You Should Call with Questions: If you have additional questions, please contact the Mountain Share Transfer, LLC at:

Mountain Share Transfer, LLC

2030 Powers Ferry Road SE, Suite 212

Atlanta, Georgia 30339

404-474-3110

PROPOSAL 1

APPROVAL OF AN INCREASE IN THE TOTAL NUMBER OF SHARES

OF AUTHORIZED COMMON STOCK TO 1,000,000,000 SHARES

Background

The Board believes it is in the best interests of the Company to increase the number of shares of common stock authorized for issuance by 700,000,000 shares of common stock, bringing the total number of shares of common stock authorized from 300,000,000 shares to 1,000,000,000 shares. These shares do not offer any preemptive rights. The text of the proposed certificate of amendment to the Company’s Certificate of Incorporation is attached hereto as Exhibit A. This proposal to increase the number of shares of common stock authorized for issuance, if approved at the Special Meeting, will become effective, and the Company’s number of authorized shares of common stock will be increased to 1,000,000,000 shares, upon the filing of the certificate of amendment with the Secretary of State of the State of Delaware. The following discussion is qualified in its entirety by the full text of the certificate of amendment, which is attached to this proxy statement as Exhibit A and is incorporated herein by reference.

Reasons for the Increase

The Board believes that it is essential to the Company’s continued operations to have additional authorized shares of common stock available for future issuance, as discussed in more detail below. The authorization of a pool of additional shares of common stock at the Special Meeting will provide the Company with the ability to use these shares to meet the Company’s business and financial needs without the expense and delay of another special stockholders’ meeting. These needs include: (i) satisfaction of the Corporation’s existing obligations to issue shares of Common Stock for which authorized shares are not currently available, as discussed in more detail below, (ii) future financings to raise the capital needed to operate the Company’s business, including potential negotiations with third parties to satisfy the Company’s existing payment obligations in shares of common stock rather than cash; (iii) possible acquisition or other strategic transactions or partnerships; and (iv) other general corporate purposes. Although such issuances of additional shares would dilute existing stockholders, management believes that such transactions would increase the overall value of the Company to its stockholders. In addition, the Board believes the Company’s success depends in part on its ability to raise capital to grow its business.

Only 29,815,120 shares of the 300,000,000 shares of common stock authorized for issuance under our Certificate of Incorporation remain available and unreserved for issuance as of the date of this proxy statement. Thus, without an increase in authorized shares of common stock, the Company will not be able to issue additional shares for any of the purposes described above.

There are certain advantages and disadvantages of an increase in our authorized common stock. The advantages include having shares of common stock available:

•	To satisfy our existing obligations to issue shares upon the conversion of outstanding convertible notes and the exercise of certain warrants to purchase common stock that are outstanding or that the Company has agreed to issue, contingent on the approval of Proposal 1, as to which shares are not currently reserved for issuance.

•	To raise additional capital by issuing capital stock in various types of financing transactions, including public offerings or private placements of common stock, preferred stock convertible into common stock, or convertible notes, to finance the Company’s ongoing working capital requirements to advance the Company’s products and offerings, and to pursue other potential business expansion opportunities, if any.

•	To satisfy the Company’s current payment obligations to third parties in shares rather than cash if the Company is able to negotiate acceptable terms.

The disadvantages include:

•	Stockholders will experience dilution of their ownership

o	Stockholders do not have any preemptive or similar rights to subscribe for or purchase any additional shares of common stock that may be issued in the future and, therefore, future issuances of common stock may, depending on the circumstances, have a dilutive effect on the voting power, share value and other interests of existing stockholders of the Company.

o	The additional shares of common stock for which authorization is sought in this proposal would be part of the existing class of common stock and, if and when issued, would have the same rights and privileges as the shares of common stock presently outstanding. The Company intends to use the proceeds from any future capital raises for the purposes described above. The Board does not intend to issue any common stock or securities convertible into common stock in the future other than on terms that the Board deems to be in the best interests of the Company and its stockholders under the circumstances facing the Company at the time of issuance.

o	The issuance of authorized but unissued stock could be used to deter a potential takeover of the Company that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the Board’s desires. A takeover may be beneficial to independent stockholders because, among other factors, a potential suitor may offer such stockholders a premium for their shares of stock compared to the then-existing market price. The Company does not have any plans or proposals to adopt additional provisions or enter into agreements that may have material anti-takeover consequences. Although an increase in the authorized shares of common stock could, under certain circumstances, have an anti-takeover effect, this proposal to adopt the amendment is not in response to any effort of which the Company is aware to accumulate common stock or obtain control of the Company. It also is not part of a plan by management to recommend a series of similar amendments to the Board and stockholders. The Company has no arrangements, agreements, or understandings in place at the present time to enter into any merger, consolidation, acquisition or similar business transaction.

Approval Required

Pursuant to the General Corporation Law of the State of Delaware, this proposal must be approved by the affirmative vote of a majority of the outstanding shares of common stock of the Company entitled to vote on the proposal. Shares that are not represented at the Special Meeting, abstentions and, if this proposal is deemed to be “non-routine” as described above under “Voting, Revocation and Solicitation of Proxies,” broker non-votes with respect to this proposal, will have the same practical effect as a vote against this proposal.

The Board recommends that stockholders vote “FOR” the proposal to increase the Company’s authorized capital to 1,000,000,000 shares of common stock.

PROPOSAL 2

APPROVAL TO CREATE CLASS C PREFERRED STOCK

Background

The Board believes it is in the best interests of the Company to create a new Class C of preferred stock of the Company. The text of the proposed Certificate of Designation for the Class C Preferred Stock is attached hereto as Exhibit B. This proposal to create the Class C Preferred Stock, if approved at the Special Meeting, will become effective upon the filing of the Certificate of Designation with the Secretary of State of the State of Delaware. The following discussion is qualified in its entirety by the full text of the Certificate of Designation, which is attached to this proxy statement as Exhibit B and is incorporated herein by reference.

Reasons for the Creation of the Class C Preferred Stock

The Board believes that it is necessary for the Company to have a Class C of Preferred Stock to among other things detailed below, enable it to raise adequate capital to fund ongoing operations and to expand the Company’s business. The authorization to create Class C Preferred Stock at the Special Meeting will provide the Company with the ability to use these shares to meet the Company’s business and financial needs including: (i) future financings to raise the capital needed to operate the Company’s business; (ii) possible acquisition or other strategic transactions or partnerships; and (iii) other general corporate purposes. Although the creation of a class of preferred stock convertible into common stock, will if converted, dilute existing stockholders, management believes that such transactions would increase the overall value of the Company to its stockholders by enabling the Company to fund its operations and expansion of its business. The Board believes the Company’s success depends in part on its ability to raise this capital to grow its business.

There are certain advantages and disadvantages of creating a Class C of Preferred Stock. The advantages include having shares of Class C Preferred Stock available:

•	To raise additional capital by issuing preferred stock in various types of financing transactions, including private placements of preferred stock to finance the Company’s ongoing working capital requirements to advance the Company’s products and offerings, and to pursue other potential business expansion opportunities, if any.

•	To satisfy the Company’s current payment obligations to third parties in shares of preferred stock rather than cash if the Company is able to negotiate acceptable terms.

The disadvantages include:

•	If the Class C Preferred Stock is converted into common stock, stockholders will experience a dilution of their ownerships.

•	Holders of Class C Preferred Stock will have priority over common stockholders upon the occurrence of certain liquidation events involving the Company.

•	Preferred stockholders receive dividends before common stockholders.

Approval Required

Pursuant to the General Corporation Law of the State of Delaware, this proposal must be approved by the affirmative vote of a majority of the outstanding shares of common stock of the Company entitled to vote on the proposal. Shares that are not represented at the Special Meeting, abstentions and, if this proposal is deemed to be “non-routine” as described above under “Voting, Revocation and Solicitation of Proxies,” broker non-votes with respect to this proposal, will have the same practical effect as a vote against this proposal.

The Board recommends that stockholders vote “FOR” the proposal to create a class of Class C Preferred Stock.

PROPOSAL 3

APPROVAL TO ALLOW THE BOARD

TO PURSUE A STOCK CONSOLIDATION

Background

The Board believes it is in the best interests of the Company to permit the Board to pursue consolidating the outstanding shares of common stock of the Company. The Board has not yet determined whether it will proceed to consolidate the common stock of the Company (such as through a “reverse stock split”), but believes it is in the Company’s best interest to be able to act quickly and consummate such consolidation without the cost and time expense of soliciting proxies and calling a special meeting. This proposal, if approved at the Special Meeting, will become effective upon its approval and permit the Board to consummate a share consolidation when it deems in the best interest of the Company and authorizes the Board to make any filings with the Secretary of State of the State of Delaware, its transfer agent, or any other agency or securities market.

Reasons for the Allowing the Board to Pursue a Share Consolidation

The Board believes that it is necessary to have the ability to quickly and in a cost-effective manner, to consolidate the outstanding common stock of the Company (such as through a “reverse stock split”) in order to, among other things, make the stock more marketable for the Company for use (i) in capital raising, (ii) any future acquisitions; and (iii) provide the Company to meet certain listing requirements for certain stock exchanges and markets. Although, if consummated, a stock consolidation will not directly increase or decrease the value of the stockholder’s interest in the Company, management and the Board believes that such a consolidation may be necessary to advance raising new capital, extinguishing or refinancing existing obligations, and provide stockholders potentially a more active trading market for stockholders. It is not certain the Board will pursue such a consolidation, but believes it to be most prudent and cost-effective to seek approval to do so in this Special Meeting.

There are certain advantages and disadvantages of granting this authority to the Board. The advantages include:

•	Giving the Board the ability to act swiftly and opportunistically when opportunities for financing, growth, or acquisition present themselves, where having more shares of common stock at a higher per share price are relevant and important to consummate a transaction.

•	An ability to meet certain listing requirements on certain stock exchanges.

The disadvantages include:

•	Granting broad discretion to the Board of directors to consummate a stock consolidation without further stockholder input.

Approval Required

Pursuant to the General Corporation Law of the State of Delaware, this proposal must be approved by the affirmative vote of a majority of the outstanding shares of common stock of the Company entitled to vote on the proposal. Shares that are not represented at the Special Meeting, abstentions and, if this proposal is deemed to be “non-routine” as described above under “Voting, Revocation and Solicitation of Proxies,” broker non-votes with respect to this proposal, will have the same practical effect as a vote against this proposal.

The Board recommends that stockholders vote “FOR” the proposal to grant authority to the Board to pursue a stock consolidation in its discretion.

PROPOSAL 4

APPROVAL TO ALLOW THE BOARD

TO PURSUE ACQUISITIONS

Background

The Board believes it is in the best interests of the Company to permit the Board to pursue acquisitions. The Board has not yet determined whether it will proceed to acquire any assets, but believes it is in the Company’s best interest to be able to act quickly and consummate such transactions without the cost and time expense of soliciting proxies and calling a special meeting. This proposal, if approved at the Special Meeting, will become effective upon its approval and permit the Board to close acquisitions when it deems in the best interest of the Company and authorizes the Board to make any filings with the Secretary of State of the State of Delaware, its transfer agent, or any other agency or securities market.

Reasons for the Allowing the Board to Pursue Acquisitions

The Board believes that it is necessary to have the ability to quickly and in a cost-effective manner, to clos proposed acquisitions. It is not certain the Board will pursue any acquisitions, but believes it to be most prudent and cost-effective to seek approval to do so in this Special Meeting.

There are certain advantages and disadvantages of granting this authority to the Board. The advantages include:

•	Giving the Board the ability to act swiftly and opportunistically when opportunities for financing, growth, or acquisition present themselves.

•	An ability to meet certain listing requirements on certain stock exchanges.

The disadvantages include:

•	Granting broad discretion to the Board of directors to consummate an acquistion without further stockholder input.

Approval Required

Pursuant to the General Corporation Law of the State of Delaware, this proposal must be approved by the affirmative vote of a majority of the outstanding shares of common stock of the Company entitled to vote on the proposal. Shares that are not represented at the Special Meeting, abstentions and, if this proposal is deemed to be “non-routine” as described above under “Voting, Revocation and Solicitation of Proxies,” broker non-votes with respect to this proposal, will have the same practical effect as a vote against this proposal.

The Board recommends that stockholders vote “FOR” the proposal to grant authority to the Board to pursue a stock consolidation in its discretion.

PROPOSAL 5

APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING

TO SOLICIT ADDITIONAL PROXIES

Adjournment of the Special Meeting

In the event that the number of shares of common stock present in person or represented by proxy at the Special Meeting and voting “FOR” the adoption of Proposals 1-3 are insufficient to approve Proposals 1-3, we may move to adjourn the Special Meeting in order to enable the Board to solicit additional proxies in favor of the adoption of Proposals 1-3. In that event, we will ask stockholders to vote only upon the adjournment proposal and not on any other proposal discussed in this proxy statement when the Special Meeting is initially convened. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting.

Vote Required and Board Recommendation

If a quorum is present, approval of the proposal to adjourn the Special Meeting to a later date requires that the votes cast favoring the proposal exceed the votes cast opposing the proposal.

Assuming a quorum is present, abstentions and broker non-votes, if applicable, with respect to this proposal will not be counted for the purpose of determining the number of votes cast and therefore will not have any effect with respect to this adjournment proposal.

The Board recommends that stockholders vote “FOR” the proposal to adjourn the Special Meeting to solicit additional proxies, if there are insufficient votes at the Special Meeting to approve Proposals 1-3

STOCK OWNERSHIP BY PRINCIPAL STOCKHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the beneficial ownership of common stock as of August [●], 2022, by (i) each person or entity who is known by the Company to own beneficially more than five percent (5%) of the outstanding shares of common stock, (ii) each of our current executive officers and directors; and (iii) all of our executive officers and directors as a group.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percent of Total (3)
Beneficial owners of more than 5 percent	--	--
NONE	--	--
Current Directors and Executive Officers:
Dominick Colvin	1,004,454	0.494%
John Cassels	881,637	0.433%
Andrew Steedman	375,000	0.184%
Richard D. Orman	625,725	0.308%
Marc Branson	0	0%
All current directors and executive officers as a group (5 persons)	2,886,816	1.42%

(1)	Unless otherwise indicated, the business address of each current director and executive officer is c/o Cannapharmarx Inc., Suite 3600 888—3rd Street SW, Calgary, Alberta, Canada T2P 5C5.

(2)	Beneficial ownership includes shares of common stock as to which a person or group has sole or shared voting power or investment power. Shares of common stock subject to stock options and warrants that are exercisable currently or within sixty (60) days of [September ●], 2022, are deemed outstanding for purposes of computing the number of shares beneficially owned and percentage ownership of the person or group holding such stock options, warrants or convertible securities, but are not deemed outstanding for purposes of computing the percentage of any other person.

(3)	Percentages are based on 203,395,653 shares of common stock outstanding as of August 23, 2022.

MATTERS RELATING TO THE COMPANY’S

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BF Borgers CPA PC, was the Company’s independent registered public accounting firm with respect to its audited financial statements for the fiscal year ended December 31, 2021. Representatives of BF Borgers CPA PC, are not expected to be present at the Special Meeting.

OTHER MATTERS

Management is not aware of any matters to be brought before the Special Meeting other than those discussed above.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD

Communications by stockholders to the Board of Directors should be submitted in writing to Board of Directors, c/o Cannapharmarx Inc., Suite 3600 888—3rd Street SW, Calgary, Alberta, Canada T2P 5C5. Communications to individual directors or committees should be sent to the attention of the intended recipient. Communications will be forwarded to the chair of the Board, who will be primarily responsible for monitoring communications to the Board (or its members or committees) and for forwarding communications as he or she deems appropriate. Communications will not be forwarded if they do not appear to be within the scope of the Board’s (or such other intended recipient’s) responsibilities or are otherwise inappropriate or frivolous.

HOUSEHOLDING OF SPECIAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this proxy statement may have been sent to multiple stockholders in the same household. We will promptly deliver a separate copy of this proxy statement to any stockholder upon written or oral request to: Cannapharmarx Inc., Suite 3600 888—3rd Street SW, Calgary, Alberta, Canada T2P 5C5, Attn.: Secretary, or by phone at (949) 652-6838. Any stockholder who wants to receive a separate copy of this proxy statement, or of the Company’s proxy statements or annual reports in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the address and phone number above.

STOCKHOLDER PROPOSALS FOR SPECIAL MEETING

For the Special Meeting, pursuant to the Company’s Bylaws, only those matters set forth in the notice of the Special Meeting may be considered or acted upon at the meeting.

SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this proxy statement is being made by the Company. Proxies may be solicited by mail, facsimile, telephone, telegraph, internet and in person.

The expenses of preparing, printing and distributing this proxy statement and the accompanying form of proxy and the cost of soliciting proxies will be borne by the Company.

Copies of soliciting materials will be furnished to banks, brokerage houses and other custodians, nominees and fiduciaries for forwarding to the beneficial owners of shares of common stock for whom they hold shares, and the Company will reimburse them for their reasonable out-of-pocket expenses in connection therewith.

The Company has also retained Mountain Share Transfer, LLC to assist it in the solicitation of proxies. Mountain Share Transfer, LLC will solicit proxies on behalf of the Company from individuals, brokers, bank nominees and other institutional holders in the same manner described above. Mountain Share Transfer, LLC will receive a base fee, plus approved and reasonable out of pocket expenses, for its services to the Company for the solicitation of the proxies. The Company has also agreed to indemnify Mountain Share Transfer, LLC against certain claims.

WHERE YOU CAN FIND MORE INFORMATION

The SEC maintains a website that contains reports, proxies and information statements and other information regarding the Company and other issuers that file electronically with the SEC at www.sec.gov. The Company’s proxy statements, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the SEC’s website.

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available at the website of the SEC referred to above. We maintain a website at http://www.cannapharmarx.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this proxy statement.

INCORPORATION BY REFERENCE

The SEC allows the Company to “incorporate by reference” documents it files with the SEC. This means that the Company is able to disclose important information to you by referring you to those documents. The Company has elected to incorporate by reference the documents listed below to assist stockholders in evaluating the matters to be acted on at the Special Meeting. Later information that the Company files with the SEC may update and supersede the information included in the documents listed below. Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the Company incorporates by reference the following filings:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on April 15, 2022; and

●	our Quarterly Reports on Form 10-Q for the periods ended June 30, 2022 filed with the SEC on May 23, 2022.

The Company undertakes to provide without charge to each person to whom access to this proxy statement has been provided or a copy of this proxy statement has been delivered, upon written or oral request, by first class mail or other equally prompt means and within one business day of receipt of such request, a copy of any or all of the documents incorporated by reference in this proxy statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this proxy statement incorporates. You may obtain documents incorporated by reference by requesting them in writing or by telephone at the following address and telephone number:

Cannapharmarx Inc.

Suite 3600

888—3rd Street SW

Calgary, Alberta, Canada

(949) 652-6838

If you have any questions or require any assistance in voting your shares, please contact:

Mountain Share Transfer, LLC

2030 Powers Ferry Road SE, Suite 212

Atlanta, Georgia 30339

404-474-3110

Exhibit A

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

CANNAPHARMARX INC.

Exhibit B

CERTIFICATE OF DESIGNATION OF

CLASS C PREFERRED STOCK

OF

CANNAPHARMARX INC.